EXHIBIT 21


                                  Lucor, Inc
                          Subsidiaries of the Company


Carolina Lubes, Inc.
Cincinnati Lubes, Inc.
Pittsburgh Lubes, Inc.
PB Lubes, Inc.
Ohio Lubes, Inc.
Tennessee Lubes, Inc.